SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒   Definitive Proxy Statement
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❒   Soliciting Material Pursuant to ss.240-11(c) or ss.240.14a-12

Most Home Corp.
(Name of Registrant as Specified In Its Charter as Amended)

Most Home Corp.
(Name of Person(s) Filing Proxy Statement)

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Most Home Corp.
Unit 1 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634 www.mosthome.com

December 21, 2005

Dear Stockholder:

You are cordially invited to the 2005 Annual Meeting of Stockholders of Most Home Corp., to be held on January 31, 2006, at 10:00 a.m. (local time) at Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada.

At the meeting, you will be asked to elect five directors to the Board of Directors of the Company, and ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending July 31, 2006.

Enclosed is a proxy authorizing the president of the Company to vote your shares for you if you do not attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting, I urge you to complete your proxy and return it in the enclosed addressed envelope, as a quorum of the stockholders must be present at the Annual Meeting, either in person or by proxy.

I would appreciate your immediate attention to the mailing of this proxy.

/s/ Kenneth Galpin
Kenneth Galpin, President

Most Home Corp.
Unit 1 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634

NOTICE OF ANNUAL MEETING
TO BE HELD ON JANUARY 31, 2006

To the Shareholders:

Notice is hereby given that an Annual Meeting of the shareholders of Most Home Corp. (the "Company") will be held at Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, on January 31, 2006, at 10:00 a.m. (local time), for the following purpose:

(1)   To elect five directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

(2)   To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending July 31, 2006.

(3)   To transact such other business as may properly come before the meeting.

The board of directors of Most Home Corp. hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed proxy to make sure that your shares are represented at the meeting. If you attend the meeting, you may revoke the proxy you have sent in and vote your stock personally.

The Board of Directors has fixed the close of business on December 9, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of December 9, 2005, there were 26,780,643 shares of the Company's common and preferred stock which are entitled to vote at the meeting.

By Order of the Board of Directors,

/s/ Kenneth Galpin
Kenneth Galpin,
President and Director

December 21, 2005

Most Home Corp.
Unit 1 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held On January 31, 2006

The accompanying proxy is solicited by the Board of Directors of the Company for voting at an annual meeting of shareholders to be held at Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, on January 31, 2006, at 10:00 a.m. (local time) and at any and all adjournments of such meeting (the "Annual Meeting"). If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the Annual Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder.

VOTING SECURITIES

Only the holders of record at the close of business on December 9, 2005, (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, the Company had 26,780,643 outstanding shares, comprising of 24,909,084 shares of common stock and 1,871,559 shares of Series A Preferred stock. Other than the common stock and Series A Preferred stock, the Company had no other class of equity securities outstanding. Each share of the common stock and Series A Preferred stock is entitled to one vote and votes may be cast either in person or by proxy. There was no other class of voting securities outstanding at that date.

VOTING PROCEDURES

The affirmative vote of a majority of the shares of the Company's common and preferred stock, present at the meeting in person or by proxy, if a quorum exists, is required to elect the directors and to approve the other proposals to come before the meeting. A quorum consists of stockholders representing, either in person or by proxy, one-third of the number of outstanding common and preferred stock entitled to vote at the Annual Meeting. Cumulative voting is not allowed in the election of directors.

Shares of the Company's common and preferred stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will have the same effect as votes against the proposals to be considered at the meeting.

This Proxy Statement and the accompanying proxy are being sent on or about December 28, 2005, to stockholders entitled to vote at the Annual Meeting of Stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable for election as a director prior to the meeting, proxies will be voted for another nominee to be designated by the Board of Directors.

Directors will be elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the meeting. A properly executed proxy marked "withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. An abstention, broker non-vote or instructions on the proxy card to withhold a vote will have no effect on the outcome in the election of directors.

Certain information concerning the past and present principal occupations of the Company's nominees follows:

Name	Age	Position
Kenneth Galpin	46	CEO, President and a Director
Ken Landis (1)(2)	47	Director
George Shahnazarian (1)(2)	48	Secretary and a Director
David Smalley (2)	44	Director
David Woodcock (1)(2)	73	Director and Chairman of the Board

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS AND NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

Kenneth Galpin has been the Company's CEO, President and a director since September 2000, and is the sole director, president and CEO of Most Referred Real Estate Agents Inc. Prior to his association with the Company Mr. Galpin was president of Beacom Online Systems Inc. from February 1998 to present. Mr. Galpin was also vice president of MacDonald Capital from March 1995 to December 1996.

Ken Landis has been a director of Most Home Corp. since December 2000. For the past five years Mr. Landis has been the owner of Landmark Truss and Lumber Inc., an integrated manufacturer for the wood and building industry, supplying trusses to the building industry in Canada, the Western United States and the Pacific Rim.

George Shahnazarian has been the Company's Corporate Secretary since September 2000 and has been a director of Most Home since May 2005.. Prior to his association with the Company, Mr. Shahnazarian was C.F.O. and part owner of M.G.A. Connectors in Maple Ridge, B.C. from 1985 to 2004. In May of 2004, M.G.A. Connectors was sold to Simpson Strongtie in the U.S. and Mr. Shahnazarian was retained as a Controller of its Canadian operations.

David Smalley has been a director of Most Home since May 2005. Mr. Smalley is a partner at Fraser and Company LLP where he practices corporate and securities law in Vancouver, B.C. He was called to the Law Society of British Columbia in 1989. He received a Bachelor of Law degree from the University of British Columbia in 1988. He is a director of Extreme CCTV Inc., a Toronto Stock Exchange listed company.

David Woodcock has been a director and chairman of the board of Most Home Corp. since December 2000. Since 1990 Mr. Woodcock has been the Managing Director of Harrell, Woodcock and Linkletter, an international consulting firm that assists Companies in the development and implementation of marketing plans.

Retiring Directors

On December 19, 2005, William Spears resigned as a director and member of the compensation committee of the Company and has decided not to stand for re-election to the board. Mr. Spears has been a director of the

Company since May 2005. To the best knowledge of the President and CEO of the Company, Mr. Spears resigned due to the press of other business interests requiring his attention not due to any disagreement between Mr. Spears and management or the Board relating to the Company's operations, policies or practices.

Officers

Certain information concerning the past and present principal occupations of the Company's officers who are not nominees follows:

Glenn Davies is the President of Most Referred Real Estate Agents Inc., a subsidiary of Most Home Corp., since February 2005. Mr. Davies was a director of Most Home Corp. from December 2000 to May 2005, and has been an officer of Most Referred Real Estate Agents Inc. since February 2001. For the past five years Mr. Davies has been the owner of Glenn Thomas Digital Consultants Ltd.

Scott Munro has been an officer of Most Home Corp. since April 28, 2000, and an officer of Most Referred Real Estate Agents Inc. since September 2000. Prior to joining Most Home Corp., Mr. Munro was Controller for Home Finders Realty Ltd. and Most Referred Real Estate Agents Inc. Mr. Munro was general manager of EnviroCoatings Inc. from January of 1998 to January of 1999, where he developed a business and marketing plan. Mr. Munro also managed Club Fit Inc., a chain of 8 fitness facilities, from October 1995 to March 1997. From April 1992 to September 1995, Mr. Munro was Controller for Campbell Helicopters Ltd., a national helicopter company.

Jim Secord was appointed as V.P. Business Development on September 30, 2004.   Mr. Secord was appointed President of Most Home Technologies Corp. on May 6, 2005. Previously, Mr. Secord worked on a consulting basis with the Company since October, 2003.  Prior to joining Most Home, Mr. Secord was V.P. of Technology for Interealty company from October 1995 to September 2003.   From 1990 to 1995 Mr. Secord was the head of the software development group for Q-Media Company, creating award winning software applications for sales professionals.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Meetings And Committees

The Board of Directors held 4 meetings during the Company's fiscal year ended July 31, 2005. None of the directors attended less than 75% of the meetings. Other actions by the Board during the year were conducted by resolutions adopted by unanimous written consent. The Board meets on an as needed basis.

The Company does not have a standing nominating committee or formal procedure for nomination of directors. The Board of Directors believes that this is appropriate in light of the Company's ownership structure, where the Company officers, directors, nominee directors and its affiliates, beneficially own 58.4% of the outstanding common stock. All members of the Board of Directors participate in the consideration of director nominees. The Board does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board. Individual directors will generally recommend candidates for consideration by the Board. The Board generally seeks candidates with a broad business background and who may also have a specific expertise in such areas as law, accounting, banking or investment banking.

The Board of Directors currently has an Audit Committee and a Compensation Committee.

Audit Committee

The Audit Committee currently consists of David Woodcock, Chairman, Ken Landis and George Shahnazarian. Except for Mr. Shahnazarian, who is an officer of the Company, all are independent within the meaning of the Nasdaq listing standards. During the fiscal year ended July 31, 2005, the Audit Committee held one meeting. All of our Audit Committee members attended the meeting. The Audit Committee has not adopted a charter. The functions of the Audit Committee includes nominating the independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; providing input, feedback and direction regarding the finances of the Company. The Audit Committee will collaborate at the end of each quarter to review, discuss and approve each 10-QSB and the annual 10-KSB. The Audit Committee also communicates with the independent auditors as needed.

Our Board of Directors has determined that the Company has at least one audit committee financial expert on its Audit Committee. Mr. George Shahnazarian, the audit committee financial expert, is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Act of 1934.

Audit Committee Report

Our Committee has reviewed and discussed with management of the Company and KPMG LLP ("KPMG"), the independent auditors of the Company, the audited financial statements of the Company as of July 31, 2005 (the "Audited Financial Statements"). In addition, we have discussed with KPMG the matters required by Codification of Statements on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and SEC Regulation S-X, Rule 2-07.

KPMG has provided the Committee with the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees", and we have discussed with such firm its independence from the Company. We also have discussed with management of the Company and KPMG such other matters and received such assurances from them as we deemed appropriate.

Based on the reviews and discussions described above, and a review of the reports of KPMG with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005 for filing with the SEC, and selected KPMG as the independent registered public accounting firm for fiscal year 2006.

Audit Committee David Woodcock Ken Landis George Shahnazarian

Compensation Committee

The Compensation Committee of our Board of Directors was formed in May 2005 and has overall responsibility for evaluating and approving the compensation and benefits for our executive officers, and administering our stock purchase and stock option plans. The Compensation Committee is composed of David Woodcock, Ken Landis, George Shahnazarian and David Smalley. Except for Mr. Shahnazarian, who is an officer of the Company, and Mr. Smalley, who is a partner of a law firm that received compensation from the Company for the provision of legal services, all are independent within the meaning of the Nasdaq listing standards. Mr. Woodcock serves as the chair of the Compensation Committee. During the fiscal year ended July 31, 2005, the Compensation Committee held one meeting. All of our Compensation Committee members attended the meeting.

Communications with the Board of Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Board of Directors at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. The communication will not be screened and will be forwarded unopened to the intended recipient. Shareholder communications to the Board of Directors should be sent to:

Attention: Board of Directors
Most Home Corp.
Unit 1 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6

Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information as of December 9, 2005 concerning the common stock owned by each officer, director and nominee of the Company, and each other person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Most Home Corp., Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6.

Name and Address	Shares Owned	(1)	Percentage
Kenneth Galpin	4,077,273	(2)(3)	14.8%
Ken Landis	4,957,473	(2)(4)	17.9%
George Shahnazarian	4,670,139	(2)(5)	16.9%
David Smalley	400,000	(6)	1.6%

Name and Address	Shares Owned	(1)	Percentage
William G. Spears New York, NY	5,075,000	(7)	20.3%
David Woodcock Jacksonville, FL	677,500		2.6%
Glenn Davies	570,000	(8)	2.2%
Scott Munro	246,046		1.0%
Jim Secord Vancouver, BC	29,050		0.1%
612559 B.C. Ltd. Maple Ridge, BC Canada	3,112,273	(2)	11.7%
Khachik Toomian Sherman Oaks, CA	4,010,167		16.1%
Andrew J. Hoff Milwaukee, Wisconsin	4,500,001		17.0%
William Coughlin Mission, BC	1,850,000	(2)	7.1%
Carole Coughlin Mission, BC	796,665	(2)	3.1%
Cede & Co New York, NY	7,994,853		30.9%
All officers and directors as a group (9 persons)	14,477,935		45.7%

Footnote (1)   Includes shares issuable to the following persons upon the exercise of options or warrants or upon the exchange of the Company's Series A Preferred stock:

Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock ("A") or Series B Preferred Stock ("B")
Kenneth Galpin	250,000 375,000 300,000	$0.20 $0.30 $0.60	08/01/06 11/05/06 11/16/07	-
Ken Landis	300,000 100,000 375,000 300,000	$0.60 $0.35 $0.30 $0.20	11/16/07 08/16/09 11/05/06 08/01/06	-

Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock ("A") or Series B Preferred Stock ("B")
George Shahnazarian	300,000 100,000 375,000 300,000	$0.60 $0.35 $0.30 $0.20	11/16/07 08/16/09 11/05/06 08/01/06	-
David Smalley	99,000	$0.35	08/16/09	-
Alder Administrative Services Ltd.	300,000	$0.324	01/28/07	-
William Spears	100,000	$0.35	08/16/09	-
David Woodcock	300,000 100,000 270,000	$0.60 $0.35 $0.20	11/16/07 08/16/09 08/01/06	-
Glenn Davies	255,000 300,000	$0.20 $0.60	08/01/06 11/16/07	-
Scott Munro	50,000 90,000 100,000	$0.25 $0.30 $0.60	08/01/06 11/05/06 11/16/07	-
Andrew J. Hoff	1,500,000	$0.33	10/20/08 to 12/10/08	-
William Coughlin	-	-	-	1,164,183
Carole Coughlin	-	-	-	707,376

Footnote (2)  Pursuant to an option agreement signed in January 2005, 612559 B.C. Ltd. acquired the voting rights to 1,700,000 Series A Preferred shares from Mr. and Mrs. Coughlin, and an option to acquire the said shares at a price that ranges from $0.60 to $1.05 per share. The option agreement will expire on January 31, 2007.

Kenneth Galpin, George Shahnazarian and Ken Landis are the sole directors, officers and controlling persons of 612559 B.C. Ltd.

     The share ownership in the table for 612559 B.C. Ltd.;

- includes 1,412,273 common shares owned directly; and

- assumes 1,700,000 Series A preferred shares of Most Home Corp. and Most Home's subsidiary which may be acquired from William and Carole Coughlin are exchanged for 1,700,000 shares of Most Home's common stock.

     The shareholders of 612559 B.C. Ltd. are as follows:
Name	% Ownership
Kenneth Galpin	20.1% *
George Shahnazarian	2.0%
George Shahnazarian	20.1% *
Glenn Davies	20.1% *
David Woodcock	3.35% *
KJS Ventures Ltd.	25.0%
Non-affiliates of Most Home	9.35%
------------ 100% ======

* Share ownership is through MarketU Communications, Ltd.

The number of shares owned and the percentage ownership of Ken Galpin, George Shahnazarian and Ken Landis includes shares owned, or which may be acquired, by 612559 B.C. Ltd.

William Coughlin is the husband of Carole Coughlin. Although Mr. and Mrs. Coughlin are the registered owners of 1,700,000 Series A Preferred Stock, they do not have the voting rights over these securities, pursuant to the agreement with 612559 B.C. Ltd.

Footnote (3)   Excludes 283,333 shares acquired by Mr. Galpin on August 22, 2005, when Mr. Galpin exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Galpin agreed to unwind the exercise of options, Mr. Galpin agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Galpin and reinstated the options to Mr. Galpin. The Company's transfer agent cancelled these shares in November 2005.

Footnote (4)   Includes 604,000 shares registered in the name of KJS Ventures Ltd., and 50,000 shares registered in the name of Mid-Valley Truss, Inc. Mr. Landis controls KJS Ventures Ltd. and Mid-Valley Truss, Inc. and is therefore considered to be the beneficial owner of the shares.

Footnote (5)   Excludes 300,000 shares acquired by Mr. Shahnazarian on August 22, 2005, when Mr. Shahnazarian exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Shahnazarian agreed to unwind the exercise of options, Mr. Shahnazarian agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Shahnazarian and reinstated the options to Mr. Shahnazarian. The Company's transfer agent cancelled these shares in November 2005.

Footnote (6)  Includes 300,000 share purchase warrants registered in the name of Alder Administrative Services Ltd. Mr. Smalley is one of three directors of Alder and may be deemed to be the beneficial owner of the warrants for disclosure purposes.

Footnote (7)   Includes 562,500 shares registered in the name of William G. Spears Profit Sharing Plan. Mr. Spears controls the William G. Spears Profit Sharing Plan and is therefore considered to be the beneficial owner of the shares. Mr. Spears resigned as a director on December 19, 2005, and has decided not to stand for re-election to the board.

Footnote (8)   Excludes 255,000 shares acquired by Mr. Davies on August 22, 2005, when Mr. Davies exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Davies agreed to unwind the exercise of options, Mr. Davies agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Davies and reinstated the options to Mr. Davies. The Company's transfer agent cancelled these shares on December 2, 2005.

Management has prepared a schedule, annexed hereto as Appendix A, to provide a simple understanding of share ownership, which is being attached as a schedule to this Proxy Statement. The schedule does not replace the information set forth above under heading "Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management", and management further advises that the schedule is only additional information for investors. We make no representation that the schedule meets the legal requirements of Schedule 14A, Proxy Statement pursuant to section 14(a) of the Securities Exchange Act of 1934, nor is the schedule to replace the information under heading "Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management".

Information Regarding Executive Compensation

Cash Compensation

The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal years ending July 31, 2003, July 31, 2004 and July 31, 2005:
Name and Principal Position ------------------ Kenneth Galpin, President	Fiscal Year ------ 2005 2004 2003	Salary (1) ------ $79,000 $75,000 $64,000	Bonus (2) ----- $0 $0 $0	Other Annual Compen- sation (3) ------ $0 $0 $0	Re- stricted Stock Awards (4) ------- $0 $0 $0	Options Granted (5) ------- 300,000 375,000 300,000

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) During the years ending July 31, 2005, July 31, 2004 and July 31, 2003, the value of the shares of the Company's common stock issued as compensation for services.

(5) The shares of common stock to be received upon the exercise of all stock options granted during the fiscal years shown in the table.

The following shows the amounts the Company expects to pay its officers during the year ending July 31, 2006 and the time the Company's executive officers plan to devote to the Company's business. The Company does not have employment agreements with any of its officers.

Name	Proposed Compensation	Time to be Devoted To Company's Business
Kenneth Galpin Glenn Davies Scott Munro Jim Secord	$8,850 per month $6,450 per month $5,200 per month $8,850 per month	100% 100% 100% 100%

Compensation Pursuant to Stock Options

Options Granted During Fiscal Year Ending July 31, 2005

The following table sets forth information concerning the options granted, during the twelve months ended July 31, 2005, to the Company's officers and directors.

Name	Date of Grant	Options Granted (#)	% of Total Options Granted to Employees Officers & Directors In Fiscal Year	Exercise Price Per Share	Expiration Date
Ken Galpin	11/16/04	300,000	16.7%	$0.60	11/16/07
Ken Landis	11/16/04	300,000	16.7%	$0.60	11/16/07
George Shahnazarian	11/16/04	300,000	16.7%	$0.60	11/16/07
Scott Munro	11/16/04	100,000	5.6%	$0.60	11/16/07
Glenn Davies	11/16/04	300,000	16.7%	$0.60	11/16/07
David Woodcock	11/16/04	300,000	16.7%	$0.60	11/16/07

Option Exercises and Option Values

The following table provides information on option exercises during the 12-months ended July 31, 2005, by the Company's officers and directors, and the value of such officers and directors' unexercised options at July 31, 2005.

Shares Acquired Name on Exercise	(1)	Number of Securities Underlying Unexercised Options at July 31, 2005 Value Realized (2)	Exercisable/ Unexercisable (3)	Value of Unexercised In-the-Money Options at July 31, 2005 Exercisable/ Unexercisable
Scott Munro Kenneth Galpin Glenn Davies George Shahnazarian David Woodcock Ken Landis Jim Secord	- - - - - - -	- - - - - - -	240,000/- 925,000/- 555,000/- 975,000/- 570,000/- 975,000/- -/-	$9,500/$0 $56,250/$0 $38,250/$0 $63,750/$0 $40,500/$0 $104,250/$0 -/-

(1) The number of shares received upon exercise of any options.

(2) With respect to options exercised the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of July 31, 2005, separated between those options that were exercisable and those options that were not exercisable.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employee Pension, Profit Sharing or Other Retirement Plans

The Company does not have an active defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Indemnification

Our Bylaws and sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officer and director to the full extent available under the Nevada Revised Statutes.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compensation of Directors

Standard Arrangements. The Company does not pay its directors for attending meetings of the Board of Directors. The Company has established a director compensation arrangement pursuant to which directors of the Company are eligible for up to 100,000 stock options for each term of active service. While the arrangement exists, there is no mandatory requirement by the Company to issue such options to any director and any such issuance must be approved by the acting Board of Directors.

Other Arrangements. Except as disclosed elsewhere in this report, no other director of the Company received any form of compensation from the Company during the year ended July 31, 2005. The same level of compensation is projected for fiscal 2006.

Employment Contracts

We have not entered into any employment contracts with any of our named executed officers or our other executive officers and directors.

Certain Relationships and Related Transactions

On April 28, 2000 the Company acquired all of the issued and outstanding shares of Home Finders Realty Ltd. and Most Referred Real Estate Agents Inc. (collectively doing business as Most Referred®) in exchange for (i) 4,500,000 shares of the Company's Series A Preferred stock and (ii) 4,500,000 preferred shares in a wholly owned subsidiary of the Company which was formed for the sole purpose of facilitating the acquisition of Most Referred®.

The preferred shares of the Company and the Company's subsidiary together may be exchanged for 4,500,000 shares of the Company's common stock, at the holder's option. Each share of the Company's Series A Preferred stock is entitled to one vote on all matters submitted to a vote of the Company's shareholders. The Series A Preferred shares are not entitled to any dividends or any distributions upon the liquidation of the Company.

During 2001 and 2002, 1,628,441 Series A Preferred shares were converted into shares of the Company's common stock. In January 2005, 1,000,000 Series A Preferred shares were converted into the Company's common stock.

The following table shows the shares of the Company's common stock which Mr. and Mrs. Coughlin are entitled to receive upon conversion of the balance of the Series A Preferred shares, as of December 9, 2005.

	Series A Preferred Shares	Preferred Shares of Subsidiary	Shares of Company's Common Stock Issuable Upon Exchange
William Coughlin	1,164,183	1,164,183	1,164,183
Carole Coughlin	707,376	707,376	707,376
	1,871,559	1,871,559	1,871,559

Pursuant to an option agreement signed in January 2005, 612559 B.C. Ltd. acquired the voting rights to 1,700,000 Series A Preferred shares from Mr. and Mrs. Coughlin, and an option to acquire the said shares at a price that ranges from $0.60 to $1.05 per share. The option agreement will expire on January 31, 2007.

Kenneth Galpin, George Shahnazarian and Ken Landis are directors and officers of 612559 B.C. Ltd. Messrs. Galpin, Landis and Shahnazarian are also directors of Most Home, and Messrs. Galpin and Shahnazarian are officers of Most Home. Mr. Toomian, a shareholder beneficially owning more than 10% of the Company's outstanding stock, is a business associate of Mr. Shahnazarian. Mr. Toomian, together with Messrs. Shahnazarian, Galpin and Landis, on behalf of 612559 B.C. Ltd. have an understanding (but not a written agreement) that they will vote, at shareholders meetings, for the same directors of Most Home and any matters proposed at the shareholders meetings, to accomplish the same business ends.

During the fiscal year ended July 31, 2005, the Company reimbursed Fraser and Company LLP for the provision of legal services, of which our director David Smalley is a partner.

In February 2005, the Company completed a private placement with four investors of 377,650 shares of common stock, at a price of $0.35 per share for total proceeds of $132,177. George Shahnazarian, an officer and director, acquired 116,200 shares under this private placement. Ken Landis, a director of the Company, acquired 116,200 shares under this private placement. James Secord, an officer of the Company, acquired 29,050 shares under this private placement.

On August 1, 2005, the Company retained the services of Jackson Spears, as a business and financial advisor to the Company, and as compensation, the Company granted Mr. Spears share purchase warrants to acquire up to 625,000 shares of the Company at $0.20 per share. The warrants will expire on August 28, 2007. In August 2005, Mr. Spears was holding 625,000 warrants which were to expire on August 28, 2005, which Mr. Spears surrendered for cancellation. Jackson Spears is the brother of our director William Spears.

On August 22, 2005, director Glenn Davies exercised his stock options, paid $60,000 and acquired 300,000 shares at $0.20 per share from the Company. In October 2005, the Company and Mr. Davies agreed to unwind the exercise of options, Mr. Davies agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Davies and reinstated the options to Mr. Davies. The Company's transfer agent cancelled these shares on December 2, 2005.

On August 22, 2005, director Kenneth Galpin exercised his stock options, paid $60,000 and acquired 250,000 shares at $0.20 per share and 33,333 shares at $0.30 per share from the Company. In October 2005, the Company and Mr. Galpin agreed to unwind the exercise of options, Mr. Galpin agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Galpin and reinstated the options to Mr. Galpin. The Company's transfer agent cancelled these shares in November 2005.

On August 22, 2005, director George Shahnazarian exercised his stock options, paid $60,000 and acquired 300,000 shares at $0.20 per share from the Company. In October 2005, the Company and Mr. Shahnazarian agreed to unwind the exercise of options, Mr. Shahnazarian agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Shahnazarian and reinstated the options to Mr. Shahnazarian. The Company's transfer agent cancelled these shares in November 2005.

On August 22, 2005, director David Woodcock exercised his stock options, paid $54,000 and acquired 270,000 shares at $0.20 per share from the Company. In October 2005, the Company and Mr. Woodcock agreed to unwind the exercise of options, Mr. Woodcock agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Woodcock and reinstated the options to Mr. Woodcock. The Company's transfer agent cancelled these shares in November 2005.

On September 23, 2005, officer Scott Munro exercised his stock options, paid $12,500 and acquired 50,000 shares at $0.25 per share from the Company. In October 2005, the Company and Mr. Munro agreed to unwind the exercise of options, Mr. Munro agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Munro and reinstated the options to Mr. Munro. The Company's transfer agent cancelled the shares in October 2005.

Loans

In October 2000, the Company loaned $81,633 to 612559 B.C. Ltd., a private company controlled by Kenneth Galpin, George Shahnazarian and Ken Landis as part of a subscription to purchase 544,218 common shares in the Company. 612559 B.C. Ltd. delivered a promissory note to the Company in exchange. The promissory note accrues interest at the rate of 7.5% per annum, is payable on demand and is not secured.  As at December 9, 2005, the loan balance under the promissory note is $43,469.

Prior to the Company's acquisition of Most Referred® in fiscal 2000, Most Referred® funded certain expenditures incurred by Bill Coughlin, then a director and executive officer of the Company and now a shareholder of the Company, and in 2001, the Company paid certain personal expenses of Mr. Coughlin. The amount due from Mr. Coughlin is without interest, is repayable in Canadian dollars, has no specified terms of repayment and is unsecured. Mr. Coughlin repaid the Company in full on January 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the Company (Form 4 and Form 5) and to provide copies of all such forms as filed to the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the fiscal year ended July 31, 2005, the Reporting Persons have complied with all applicable Section 16(a) filing requirements, except as follows:

Kenneth Galpin was late in filing five reports concerning eight transactions. Ken Landis was late in filing seven reports concerning 21 transactions. George Shahnazarian was late in filing six reports concerning 11 transactions. David Smalley and Scott Munro were each late in filing one report concerning one transaction. William Spears was late in filing one report concerning six transactions. David Woodcock was late in filing five reports concerning eight transactions. Glenn Davies was late in filing seven reports concerning 12 transactions. 612559 B.C. Ltd. was late in filing one report concerning two transactions. Joy Tan, ex-director, was late in filing six reports concerning eight transactions.

We do not know whether reports have been filed by any other beneficial owners as required by Section 16(a) of the Exchange Act during the period covered by this report.

PROPOSAL NO. 2
INDEPENDENT PUBLIC ACCOUNTANTS

Ratification Of Appointment Of Independent Auditors

The Board of Directors of the Company has appointed KPMG LLP as independent auditors of the Company for the year ending July 31, 2006. KPMG LLP has served as the Company's independent auditors since October 19, 2000. Although stockholder ratification of the selection of KPMG LLP is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors, and recommends that stockholders vote for ratification of such appointment.

The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent chartered accountants and clients.

It is expected that one or more representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

Principal Accounting Firm Fees

The fees billed to the Company for the fiscal years ending July 31, 2005 and July 31, 2004 by KPMG LLP and its affiliates were as follows.

Year ending July 31	2005	2004
Audit Fees	$82,258	$32,000
Audit Related Fees	$5,322	$ 
Tax Fees	$7,742	$4,600

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2006.

PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal which a stockholder wishes to have presented at the 2006 Annual Meeting of Stockholders, must be received at the office of the Company by August 30, 2006. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Proxy Statement, none of the directors or senior officers of the Company, who has held the position at any time since the beginning of the last completed fiscal year of the Company, nor any proposed nominee of the Management of the Company for election as a director of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon at the Meeting (other than the election of directors or the appointment of auditors and any interest from the ownership of shares of the Company where the shareholder received no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company).

ANNUAL REPORT ON FORM 10-KSB - INCORPORATION BY REFERENCE

The Company's audited financial statements and management's discussion and analysis for the fiscal year ended July 31, 2005, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005, are hereby incorporated by reference and a copy of the Form 10-KSB is enclosed with this proxy statement.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

Appendix A

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT USING A METHOD OF CALCULATION BASED UPON A FULLY DILUTED CAPITAL STOCK AND NOT DEEMING SECURITIES REGISTERED IN THE NAME OF 612559 B.C. LTD. TO BE HELD BY ITS DIRECTORS

The following information reflects the information described under the heading "Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management" of this Proxy Statement, save and except for securities that 612559 B.C. Ltd. is deemed to be a beneficial owner of are not deemed to be held by the Kenneth Galpin, Ken Landis and George Shahnazarian.

The following table sets forth certain information as of December 9, 2005 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Most Home Corp., Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6.

Name and Address	Shares Owned	(1)	Percentage
Kenneth Galpin	965,000	(2)(3)	3.7%
Ken Landis	1,845,200	(2)(4)	7.1%
George Shahnazarian	1,557,866	(2)(5)	6.0%
David Smalley	400,000	(6)	1.6%
William G. Spears New York, NY	5,075,000	(7)	20.3%
David Woodcock Jacksonville, FL	677,500		2.6%
Glenn Davies	570,000	(8)	2.2%
Scott Munro	246,046		1.0%
Jim Secord Vancouver, BC	29,050		0.1%
612559 B.C. Ltd. Maple Ridge, BC Canada	3,112,273	(2)	11.7%
Khachik Toomian Sherman Oaks, CA	4,010,167		16.1%
Andrew J. Hoff Milwaukee, Wisconsin	4,500,001	(2)	17.0%

Name and Address	Shares Owned	(1)	Percentage
William Coughlin Mission, BC	1,850,000	(2)	7.1%
Carole Coughlin Mission, BC	796,665		3.1%
Cede & Co New York, NY	7,994,853		32.1%
All officers and directors as a group (9 persons)	14,477,935		45.7%

Footnote (1)   Includes shares issuable to the following persons upon the exercise of options or warrants or upon the exchange of the Company's Series A Preferred stock:

Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock ("A") or Series B Preferred Stock ("B")
Kenneth Galpin	250,000 375,000 300,000	$0.20 $0.30 $0.60	08/01/06 11/05/06 11/16/07	-
Ken Landis	300,000 100,000 375,000 300,000	$0.60 $0.35 $0.30 $0.20	11/16/07 08/16/09 11/05/06 08/01/06	-
George Shahnazarian	300,000 100,000 375,000 300,000	$0.60 $0.35 $0.30 $0.20	11/16/07 08/16/09 11/05/06 08/01/06	-
David Smalley	99,000	$0.35	08/16/09	-
Alder Administrative Services Ltd.	300,000	$0.324	01/28/07	-
William Spears	100,000	$0.35	08/16/09	-
David Woodcock	300,000 100,000 270,000	$0.60 $0.35 $0.20	11/16/07 08/16/09 08/01/06	-
Glenn Davies	255,000 300,000	$0.20 $0.60	08/01/06 11/16/07	-
Scott Munro	50,000 90,000 100,000	$0.25 $0.30 $0.60	08/01/06 11/05/06 11/16/07	-

Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock ("A") or Series B Preferred Stock ("B")
William Coughlin	-	-	-	1,164,183
Carole Coughlin	-	-	-	707,376

Footnote (2)  Pursuant to an option agreement signed in January 2005, 612559 B.C. Ltd. acquired the voting rights to 1,700,000 Series A Preferred shares from Mr. and Mrs. Coughlin, and an option to acquire the said shares at a price that ranges from $0.60 to $1.05 per share. The option agreement will expire on January 31, 2007.

Kenneth Galpin, George Shahnazarian and Ken Landis are the sole directors, officers and controlling persons of 612559 B.C. Ltd.

     The share ownership in the table for 612559 B.C. Ltd.;

- includes 1,412,273 common shares owned directly; and

- assumes 1,700,000 Series A preferred shares of Most Home Corp. and Most Home's subsidiary which may be acquired from William and Carole Coughlin are exchanged for 1,700,000 shares of Most Home's common stock.

     The shareholders of 612559 B.C. Ltd. are as follows:
Name	% Ownership
Kenneth Galpin	20.1% *
George Shahnazarian	2.0%
George Shahnazarian	20.1% *
Glenn Davies	20.1% *
David Woodcock	3.35% *
KJS Ventures Ltd.	25.0%
Non-affiliates of Most Home	9.35%
------------ 100% ======

* Share ownership is through MarketU Communications, Ltd.

The number of shares owned and the percentage ownership of Ken Galpin, George Shahnazarian and Ken Landis includes shares owned, or which may be acquired, by 612559 B.C. Ltd.

William Coughlin is the husband of Carole Coughlin. Although Mr. and Mrs. Coughlin are the registered owners of 1,700,000 Series A Preferred Stock, they do not have the voting rights over these securities, pursuant to the agreement with 612559 B.C. Ltd.

Footnote (3)   Excludes 283,333 shares acquired by Mr. Galpin on August 22, 2005, when Mr. Galpin exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Galpin agreed to unwind the exercise of options, Mr. Galpin agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Galpin and reinstated the options to Mr. Galpin. The Company's transfer agent cancelled these shares in November 2005.

Footnote (4)   Includes 604,000 shares registered in the name of KJS Ventures Ltd., and 50,000 shares registered in the name of Mid-Valley Truss, Inc. Mr. Landis controls KJS Ventures Ltd. and Mid-Valley Truss, Inc. and is therefore considered to be the beneficial owner of the shares.

Footnote (5)   Excludes 300,000 shares acquired by Mr. Shahnazarian on August 22, 2005, when Mr. Shahnazarian exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Shahnazarian agreed to unwind the exercise of options, Mr. Shahnazarian agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Shahnazarian and reinstated the options to Mr. Shahnazarian. The Company's transfer agent cancelled these shares in November 2005.

Footnote (6)  Includes 300,000 share purchase warrants registered in the name of Alder Administrative Services Ltd. Mr. Smalley is one of three directors of Alder and may be deemed to be the beneficial owner of the warrants for disclosure purposes.

Footnote (7)   Includes 562,500 shares registered in the name of William G. Spears Profit Sharing Plan. Mr. Spears controls the William G. Spears Profit Sharing Plan and is therefore considered to be the beneficial owner of the shares. Mr. Spears resigned as a director on December 19, 2005, and has decided not to stand for re-election to the board.

Footnote (8)   Excludes 255,000 shares acquired by Mr. Davies on August 22, 2005, when Mr. Davies exercised his stock options and paid $60,000 to the Company. In October 2005, the Company and Mr. Davies agreed to unwind the exercise of options, Mr. Davies agreed to return the shares to the Company for cancellation and the Company agreed to return the money to Mr. Davies and reinstated the options to Mr. Davies. The Company's transfer agent cancelled these shares on December 2, 2005.

MOST HOME CORP.
PROXY - ANNUAL MEETING OF STOCKHOLDERS - JANUARY 31, 2006

This Proxy is Solicited by the Board of Directors

The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held on January 31, 2006, at 10:00 a.m. local time, at Unit 1 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, a Proxy Statement for the Annual Meeting, and the Annual Report on Form 10-KSB for the year ended July 31, 2005, prior to the signing of this Proxy card. The undersigned stockholder hereby appoints KENNETH GALPIN and GEORGE SHAHNAZARIAN, and each of them, the true and lawful attorneys and proxies, with full powers of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all the shares of stock of the Company which the undersigned would be entitled to vote if personally present at said Annual Meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

	For	Withhold	For All Except

Proposal 1: Election of five directors to serve on the Board of Directors, until the next annual election or until their successors are elected and qualified.

Nominees: Kenneth Galpin, Ken Landis, George Shahnazarian, David Smalley, and David Woodcock

	❒	❒	❒

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "for all except" and write that nominee's name in the space provided below:

__________________________________________________________________________

	For	Against	Abstain
Proposal 2: Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ended July 31, 2006.	❒	❒	❒
In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL 1 AND PROPOSAL 2.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Dated this _______ day of _____________________, 200____.

____________________________________________
Signature

____________________________________________
Signature, if held jointly, or office or title held